Exhibit No. 32.1
Form 10-QSB
Nevstar Corporation
File No. 0-21071


                    Certification Pursuant to 18 U.S.C. 1350,
                       as adopted Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of Nevstar Corporation (Company) on Form 10-QSB for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Timothy P. Halter, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: February 11, 2008                                By: /s/ Timothy P. Halter
      -----------------                                    ---------------------
                                                               Timothy P. Halter
                                                     Chief Executive Officer and
                                                         Chief Financial Officer





A signed original of this written statement required by Section 906 has been provided to Nevstar Corporation and will be retained by Nevstar Corporation and furnished to the Securities and Exchange Commission or its staff upon request.